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                                   EXHIBIT 5.1



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                                                                     EXHIBIT 5.1







                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

                                 FOUNTAIN PLACE                  AUSTIN, TEXAS
                         1445 ROSS AVENUE, SUITE 3200
                                DALLAS, TX 75202                (512) 499-3800

                                (214) 855-4500                  HOUSTON, TEXAS
                            TELECOPIER (214) 855-4300
                                                                (713) 951-3300

                                                              SAN ANTONIO, TEXAS

                                                                (210) 246-5000

                                                                WASHINGTON, D.C.

                                                                (202) 326-1500



WRITER'S DIRECT DIAL NUMBER
    (214) 855-4364

                                February 16, 1999

Micrografx, Inc.
1303 Arapaho
Richardson, Texas 75081

         Re:      Micrografx, Inc. Registration Statement

Gentlemen:

         We have acted as counsel to Micrografx, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about February 16, 1999, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 500,000 additional shares (the "Shares") of the $0.01 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company under the 1995 Incentive and Nonstatutory Stock Option Plan, as amended, for the Company (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation of the Company; (2) the Amended and Restated Bylaws of the Company, as amended; (3) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to the Plan and related matters; (4) the Registration Statement and exhibits thereto, including the Plan; and (5) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted




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to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Amended and Restated Bylaws, as amended, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon the firm's examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, this firm is of the opinion that the Company presently has available at least 500,000 shares of authorized but unissued and/or treasury shares of Common Stock from which may be issued the 500,000 additional shares of Common Stock issued or proposed to be issued pursuant to the exercise of options granted under the Plan. Assuming that

         (1) the outstanding options are duly granted, and the options to be granted in the future will be duly granted in accordance with the terms of the Plan;

         (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons granted shares of Common Stock under the Plan; and

         (3) the consideration for Common Stock issued pursuant to the Plan is actually received by the Company as provided in the Plan (agreements executed in connection with the Plan) and exceeds the par value of such shares;

then the 500,000 shares of Common Stock that may be issued in accordance with the terms of the Plan will be, when and if issued, duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    JENKENS & GILCHRIST,
                                    a Professional Corporation


                                    By: /s/ L. Steven Leshin
                                       ---------------------------------------
                                           L. Steven Leshin, Esq.

cc:      Tracy L. Reynolds, Esq.
         R. Edwin Pearce, Esq.